UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

VISTRA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)
(214) 812-4600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 22, 2026, Vistra Operations Company LLC (“Vistra Operations” or the “Issuer”), an indirect, wholly owned subsidiary of Vistra Corp., a Delaware corporation (the “Company” or “Vistra”), completed its previously announced private offering (the “Offering”) of $4.0 billion aggregate principal amount of the Issuer’s senior notes, consisting of $500.0 million aggregate principal amount of the Issuer’s 4.550% senior notes due 2028 (the “2028 Notes”), $1.0 billion aggregate principal amount of the Issuer’s 5.000% senior notes due 2031 (the “2031 Notes”), $1.0 billion aggregate principal amount of the Issuer’s 5.250% senior notes due 2033 (the “2033 Notes”) and $1.5 billion aggregate principal amount of the Issuer’s 5.550% senior notes due 2036 (the “2036 Notes” and, together with the 2028 Notes, the 2031 Notes and the 2033 Notes, the “Notes”). The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Notes were issued under an indenture (the “Base Indenture”), dated as of April 22, 2026, by and between the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of April 22, 2026, by and among the Issuer, certain direct and indirect subsidiaries of the Issuer that are subsidiary guarantors (collectively, the “Subsidiary Guarantors”) and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture and such other supplemental indentures entered into from time to time, the “Indenture”). The Indenture provides for the full and unconditional guarantee by the Subsidiary Guarantors, and those subsidiaries of the Issuer that become Subsidiary Guarantors in the future, of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Notes and the Indenture.

In connection with the issuance and sale of the Notes, the Issuer, the Company, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc., as representatives of the initial purchasers, and the Subsidiary Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Issuer agreed to use commercially reasonable efforts to cause to be filed within a specified period of time after the completion of the Offering (i) a registration statement on an appropriate registration form with the U.S. Securities and Exchange Commission with respect to a registered offer by the Issuer to exchange each series of the Notes and the Subsidiary Guarantees for new registered notes (the “Exchange Notes”) containing terms substantially similar to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate upon a registration default and are expected to be irrevocably and unconditionally guaranteed on a senior unsecured basis by Vistra) or, (ii) under specified circumstances, a shelf registration with respect to resales of each series of the Notes and the related guarantees.

The Issuer received approximately $3.97 billion of net proceeds from the sale of the Notes after deducting fees and expenses, including the initial purchasers’ commissions and original issue discount. The Company has used (or will use, as applicable) the net proceeds of the Offering, together with cash on hand, (i) to pay or redeem existing indebtedness, including the Company’s Senior Notes due February 2027 and Term Loan B-3 Facility, (ii) for general corporate purposes and/or (iii) to pay fees and expenses related to the Offering.

Interest on the Notes will accrue from April 22, 2026, at a rate of 4.550% per annum on the 2028 Notes, at a rate of 5.000% on the 2031 Notes, at a rate of 5.250% on the 2033 Notes and at a rate of 5.550% per annum on the 2036 Notes. Interest on the Notes will be payable by the Issuer on April 30 and October 30 of each year, commencing on October 30, 2026. The 2028 Notes will mature on October 30, 2028, the 2031 Notes will mature on April 30, 2031, the 2033 Notes will mature on April 30, 2033 and the 2036 Notes will mature on April 30, 2036.

The Issuer may redeem the Notes, in whole or in part, at any time with respect to the 2028 Notes, prior to March 30, 2031 with respect to the 2031 Notes, prior to February 28, 2033 with respect to the 2033 Notes and prior to January 30, 2036 with respect to the 2036 Notes, at a redemption price equal to the greater of (i) (x) 100% of the aggregate principal amount of the applicable Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date, less (x) less accrued and unpaid interest, if any, to the redemption date, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. In addition, the Issuer may redeem the 2031 Notes, the 2033 Notes and the 2036 Notes, in whole or in part, on or after March 30, 2031 with respect to the 2031 Notes, on or after February 28, 2033 with respect to the 2033 Notes and on or after January 30, 2036 with respect to the 2036 Notes, at a price equal to 100% of the aggregate principal amount of the applicable Notes to be redeemed together with accrued and unpaid interest to, but excluding, the applicable redemption date.

Upon (i) the occurrence of a change of control and (ii) a downgrade below investment grade, or the withdrawal, in either case, of the rating of the applicable Notes within 60 days after the change of control by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Inc., the Issuer will be required to make an offer to repurchase all or any portion of the outstanding Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to the rights of holders thereof on the relevant record date to receive interest due on the relevant interest payment date.

In addition, if, in the reasonable determination of the Issuer, there exists a material risk, due to any series of Notes (considered on a standalone basis or together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Issuer or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code, the Issuer may, but is not required to, repurchase the applicable series of the Notes in whole, but not in part, at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to the rights of holders thereof on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains certain covenants and restrictions, including, among others, restrictions on the ability of the Issuer and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The foregoing description of the Indenture, the Registration Rights Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, as supplemented by the First Supplemental Indenture, and the forms of the Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10 and 4.11 to this Current Report and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report concerning the Company’s direct financial obligations under the Offering is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 22, 2026, between Vistra Operations Company LLC, as Issuer, and Wilmington Trust, National Association, as Trustee.
4.2	First Supplemental Indenture, dated as of April 22, 2026, among Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors, and Wilmington Trust, National Association, as Trustee.
4.3	Form of Rule 144A Global Security for 4.550% Senior Note due 2028 (included in Exhibit 4.2).
4.4	Form of Rule 144A Global Security for 5.000% Senior Note due 2031 (included in Exhibit 4.2).
4.5	Form of Rule 144A Global Security for 5.250% Senior Note due 2033 (included in Exhibit 4.2).
4.6	Form of Rule 144A Global Security for 5.550% Senior Note due 2036 (included in Exhibit 4.2).
4.7	Form of Regulation S Global Security for 4.550% Senior Note due 2028 (included in Exhibit 4.2).
4.8	Form of Regulation S Global Security for 5.000% Senior Note due 2031 (included in Exhibit 4.2).
4.9	Form of Regulation S Global Security for 5.250% Senior Note due 2033 (included in Exhibit 4.2).
4.10	Form of Regulation S Global Security for 5.550% Senior Note due 2036 (included in Exhibit 4.2).
4.11	Registration Rights Agreement, dated as of April 22, 2026, among Vistra Operations Company, LLC, Vistra Corp., and the several purchasers thereto.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: April 28, 2026	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer